   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 2001

                                                      REGISTRATION NO. 033-46261
 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            SPRINGS INDUSTRIES, INC.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                 South Carolina
-------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   57-0252730
-------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                             205 North White Street
                         Fort Mill, South Carolina 29715
-------------------------------------------------------------------------------
              (Address of Principal Executive Offices and Zip Code)

                            Springs Industries, Inc.
                1991 Restricted Stock Plan for Outside Directors
-------------------------------------------------------------------------------
                            (Full Title of the Plans)

                                C. Powers Dorsett
              Senior Vice President--General Counsel and Secretary
                            Springs Industries, Inc.
                             205 North White Street
                         Fort Mill, South Carolina 29715
-------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (803) 547-1500
-------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

===============================================================================

                       DEREGISTRATION OF UNSOLD SECURITIES



                  The Registration Statement on Form S-8 (Registration No. 033-46261) (the "Registration Statement") of Springs Industries, Inc. ("Springs") pertaining to 100,000 shares of Class A common stock of Springs to which this Post-Effective Amendment No. 2 relates became effective on March 9, 1992.

                  In accordance with an undertaking made by Springs in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, Springs hereby removes from registration the securities of Springs registered but unsold under the Registration Statement.

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fort Mill, State of South Carolina, on November 13, 2001.



                                       SPRINGS INDUSTRIES, INC.


                                       By:   /s/C. Powers Dorsett
                                             -----------------------------
                                             C. Powers Dorsett
                                             Senior Vice President-General
                                             Counsel and Secretary







                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                                                                                             Date:
Principal Executive Officer:             /s/Crandall C. Bowles                               November 13, 2001
                                         -----------------------------------------------
                                         Crandall C. Bowles
                                         Chairman and Chief Executive Officer
                                         and Director

                                                                                             Date:
Principal Financial Officer:             /s/Kenneth E. Kutcher                               November 13, 2001
                                         -----------------------------------------------
                                         Kenneth E. Kutcher
                                         Executive Vice President &
                                         Chief Financial Officer

                                                                                             Date:
Principal Accounting Officer:            /c/Charles M. Metzler                               November 13, 2001
                                         -----------------------------------------------
                                         Charles M. Metzler
                                         Vice President-Controller

                                                                                           Date:
Director:                    /s/Leroy S. Close                                             November 13, 2001
                             --------------------------------------------------
                             Leroy S. Close

                                                                                           Date:
Director:                    /s/Robert P. Lee                                              November 12, 2001
                             --------------------------------------------------
                             Robert P. Lee

                                                                                           Date:
Director:                    /s/W. Gerald McConnell                                        November 12, 2001
                             --------------------------------------------------
                             W. Gerald McConnell

                                                                                           Date:
Director:                    /s/David A. Stockman                                          November 12, 2001
                             --------------------------------------------------
                             David A. Stockman

                                                                                           Date:
Director:                    /s/Daniel P. Tredwell                                         November 12, 2001
                             --------------------------------------------------
                             Daniel P. Tredwell